UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 20, 2013

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On June 20, 2013, the Board of Directors declared a 3-for-2 stock split to be effected as a stock dividend of three shares for each two shares issued and outstanding, payable Friday, July 12, 2013 to the holders of record of Cantel’s common stock as of the close of business on Monday, July 1, 2013.  The Company will make cash payments based upon the closing price of Cantel’s shares on the record date in lieu of the issuance of fractional shares.

In addition, the Board of Directors authorized a regular semiannual cash dividend payable on each outstanding share of the Company’s Common Stock. Giving effect to the 3-for-2 stock split, the dividend will be $0.037 per share and will be payable on Wednesday, July 31, 2013 to shareholders of record at the close of business on Tuesday, July 23, 2013.

A copy of the press release announcing the stock split and cash dividend, and a corrective press release related to the record date of the cash dividend, are included with this Report as Exhibit 99.1 and 99.2.

Item 9.01              Financial Statements, Pro-Forma Financial Information and Exhibits

(d) Exhibit 99.1  Press release of Registrant dated June 20, 2013.

Exhibit 99.2  Press release of Registrant dated June 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated: June 21, 2013